                                                                     EXHIBIT 5.1


                           GLAST, PHILLIPS & MURRAY
                          A PROFESSIONAL CORPORATION
                                                         2200 ONE GALLERIA TOWER
                           ATTORNEYS AND COUNSELORS       13355 NOEL ROAD, L.B. 48
RONALD L. BROWN, P.C.                                    DALLAS, TEXAS 75240-6657

DIRECT DIAL NUMBER:                                     TELEPHONE: (972) 419-8300
(972) 419-8302                                             FAX: (972) 419-8329


                                 April 25, 1997


American HealthChoice, Inc.
1300 West Walnut Hill Lane
Suite 275
Irving, Texas 75038

         Re: Form S-8 Registration Statement relating to the registration of 200,000 shares of common stock, $.001 par value of American HealthChoice, Inc.

Gentlemen:

         We are acting as counsel for American HealthChoice, Inc., a New York corporation (the "Company"), in connection with the filing under the Securities Act of 1933, as amended, of a Registration Statement for the Company on Form S-8 filed with the Securities and Exchange Commission ("SEC") (the "Registration Statement"), covering an aggregate of 200,000 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), of the Company which will be issued pursuant to the Consulting Agreement dated March 19, 1995, between the Compny and D & L Consultants, Ltd. (the "Consulting Agreement").

         In that connection, we have examined the Form S-8 Registration Statement in the form to be filed with the SEC. We have also examined and are familiar with the originals or authenticated copies of all corporate or other documents, records and instruments that we have deemed necessary or appropriate to enable us to render the opinion expressed below.

         We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof, that all information submitted to us was accurate and complete and that all persons executing and delivering originals or copies of documents examined by us were competent to execute and deliver such documents. In addition, we have assumed that the Shares will not be issued for consideration equal to less than the par value thereof and that the form of consideration to be received by the Company for the Shares will be lawful consideration under the New York Business Corporation Law.

         Based on the foregoing and having due regard for the legal considerations we deem relevant, we are of the opinion that the Shares, or any portion thereof, when issued as described in the Registration Statement, will be validly issued by the Company, fully paid and nonassessable.

American HealthChoice, Inc.
April 25, 1997
Page 2


         This opinion is limited in all respects to the laws of the United States of America the New York Business Corporation Law.

         This opinion may be filed as an exhibit to the Registration Statement.


                                        Sincerely,


                                        /s/ Glast, Phillips & Murray, P.C.
                                        GLAST, PHILLIPS & MURRAY, P.C.

RLB/lds